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                                                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of American International Group, Inc. of our report dated February 7, 2001 relating to the consolidated financial statements and financial statement schedules, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and of our report dated August 29, 2001 relating to the supplemental financial statements and financial statement schedules, which appears in American International Group, Inc.'s Current Report on Form 8-K dated October 9, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP

New York, New York
November 6, 2001